Exhibit 21.1


              Subsidiary Companies of Life Sciences Research, Inc.


      Name                                         Jurisdiction
      ----                                         -------------

      Huntingdon Life Sciences Group plc           England & Wales

      Huntingdon Life Sciences Ltd.                England & Wales

      Huntingdon Life Sciences Inc.                Delaware, USA

      HIH Capital Ltd.                             Jersey

      HIH Ltd.                                     England & Wales

      HRC Ltd.                                     England & Wales

      Huntingdon Research Centre Ltd.              England & Wales

      Huntingdon Consulting Engineers Ltd.         England & Wales

      Huntingdon LSR Ltd.                          England & Wales

      Paragon Global Services Ltd.                 England & Wales

      Pathfinder Clinical Development Ltd.         England & Wales

      Pathfinder Nominees Ltd.                     England & Wales

      Life Sciences Research Ltd.                  England & Wales

      Aquatox Ltd.                                 England & Wales

      Huntingdon Life Sciences Co., Ltd.           Japan